EXHIBIT 99.1

EDA

New Jersey Economic Development Authority [Letterhead]

December 5, 2012

Mr. Frank Guarino

Millennium Biotechnologies Group, Inc.

205 Robin Road

Suite 22

Paramus, NJ 07652

Dear Mr. Guarino:

Thank you for your interest in the Technology Business Tax Certificate Transfer Program (the “Program”) and your corporation’s submission of the Selling Business Application. I am pleased to inform you that your application for State Fiscal Year 2013 (July 1, 2012 to June 30, 2013) has been preliminarily approved.

Your company is preliminarily approved for State Fiscal Year 2013 to transfer $2,209,715 of total available tax benefits of $5,187,471.

The remaining balances of the NOL and R&D Carryforward are subject to all existing laws of the State of New Jersey, including but not limited to those directly governing the Program (N.J.S.A 34: 1B-7.42a and b). Thus, if the unsold carryforwards were anticipated to expire next year, they will do so unless they are sold. Also, if the Authorized NOL and R&D amounts noted above for this year are not sold, they will not be available to be transferred in future years. They also may not be available for tax purposes if they are anticipated to expire this year. The remaining balances of NOL and R&D Carryforward are to the applicant’s continued good (NJEDA) and compliance with the applicable laws and requirements for approval to transfer tax benefits and receive a released tax certificate as set forth in the legislation as amended and described in this paragraph.

In order for you receive final approval to transfer tax benefits, the following must be provided to the NJEDA:

1.	Buying Business Information Sheet (enclosed);

2.	Selling Business Tax Benefit Identification Form (enclosed);

3.	Private Financial Assistance Form (enclosed);

4.	Executed Agreement with a Buying Business (enclosed);

5.	If you were authorized to sell and did sell tax benefits in a prior year, a Spending Certification (if not previously submitted).

6.	Seller’s Closing Certificate

Kindly ensure that the amount of the NOL and R&D Carry forwards your company intends to sell (shown on the Seller’s Tax Benefit Identification Form) equals the amounts shown above.

Upon review and approval of the above items by NJEDA, the requested approval will be forwarded to the New Jersey Division of Taxation for review. If the tax benefit is approved by the Division of Taxation, a tax certificate will be issued and forwarded to the NJEDA. The NJEDA will then notify you that it is in receipt of the tax certificate which will be held pending receipt of the Seller’s Closing Certificate (enclosed) dated the date of closing which states among other things, that:

a)	The information in your application continues to be accurate in all material respects; and

b)	As of the date of this certificate, the company is operating as a new or expanding emerging biotechnology or technology business and has no current intention to cease operating as a new or expanding emerging biotechnology or technology business.

Further information may be requested to establish that your company is currently operating as new or expanding emerging biotechnology or technology company.

The Seller’s Closing Certificate must be delivered to Carol Hirth at the below address on the date of closing in order to receive the tax certificate.

All documentation must be in form and substance satisfactory to the Authority.

The Agreement, Seller’s Tax Benefit Indentification Form, Buying Business Information Sheet, Private Financial Assistance Form and (if applicable) Spending Certification must be returned to:

Carol Hirth

NJEDA

36 West State Street

PO Box 990

Trenton, NJ 08625

Please Note that new regulations N.J.A.C. 19:31-12.8, applicable to the Program this year provides for the recapture of tax benefits if a selling business fails to use the private financial assistance received for the surrender of tax benefits as required by the this subchapter or fails to maintains a headquarters or base of operation in the State during the five years following the receipt of the private financial assistance.

If you have any questions, please feel free to call Carol Hirth at (609) 858-6653 or Kathy Smith at (609) 858-6766. Thank you again for your interest and congratulations.

Sincerely,

/s/ John J. Rosenfeld

John J. Rosenfeld

Director-Bonds & Incentives

enclosures

TAX BENEFITS AVAILABLE

2012

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

NOL's				R&D TAX CREDITS
			(Calc Benefit)
2005	6,921,098	1.000000	622,899	2005
2006	11,922,420		1,073,018	2006
2007	12,574,241		1,131,682	2007
2008	11,320,964		1,018,887	2008
2009	4,791,653		431,249	2009
2010	4,642,082		417,787	2010
2011	5,466,105		491,949	2011
					TOTAL BENEFIT
					5,187,471